UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2018

Aspen Aerogels, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts		01532
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 691-1111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2018, Aspen Aerogels, Inc. (the "Company") amended the Amended and Restated Loan and Security Agreement with Silicon Valley Bank, which was originally effective from August 31, 2014 to August 31, 2016 and subsequently extended through January 28, 2018 (the "Credit Facility") . Pursuant to the present amendment (the "Amendment"), the Credit Facility’s maturity date is extended to April 28, 2018, certain financial covenants are modified and Silicon Valley Bank has consented to the potential future amendment of an existing contract of the Company and potential related indebtedness and grant of security interest by the Company thereunder. The summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2018	Aspen Aerogels, Inc.
By: /s/ John F. Fairbanks

Name:John F. Fairbanks

Title: Vice President, Chief Financial Officer and Treasurer